UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2011

INSITE VISION INCORPORATED
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other
Jurisdiction
of Incorporation)
0-22332	94-3015807
(Commission File No.)	(I.R.S. Employer
Identification No.)

965 Atlantic Ave.,	94501
Alameda, California	(Zip Code)
(Address of Principal
Executive Offices)

(510) 865-8800 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 1, 2011, InSite Vision Incorporated (the "Company”) held its 2011 annual meeting of stockholders. The matters voted on by the Company’s stockholders and the voting results are as follows:

1. Election of Directors. All seven nominees for director were elected.
	Shares	Shares	Broker
Name	For	Withheld	Non-Votes
Evan S. Melrose,
M.D.	36,406,468	8,865,424	42,329,854
Rick D. Anderson	36,487,098	8,784,794	42,329,854
Timothy P. Lynch	36,975,994	8,295,898	42,329,854
Timothy McInerney	34,898,150	10,373,742	42,329,854
Robert O'Holla	37,281,333	7,990,559	42,329,854
Timothy Ruane	43,303,788	1,968,104	42,329,854
Anthony J. Yost	37,267,383	8,004,509	42,329,854

2. Ratification of the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The appointment of Burr Pilger Mayer, Inc. was ratified.

Shares		Shares
For	Shares Against	Abstained
84,272,505	2,659,382	669,859

3. To vote on an advisory resolution relating to our named executive officer compensation. The resolution on named executive officer compensation was approved.

Shares		Shares	Broker
For	Shares Against	Abstained	Non-Votes
34,870,507	9,651,147	750,238	42,329,854

4. To vote on an advisory resolution on the frequency of advisory stockholder votes on our named executive officer compensation. A frequency of one year was approved.

			Shares
1 Year	2 Years	3 Years	Abstained
39,330,101	1,356,836	2,308,429	2,276,526

5. To vote on the approval of a contingent amendment to Article 4 of the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock. The proposal was approved.

Shares		Shares
For	Shares Against	Abstained
61,937,285	24,767,420	897,041

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2011

INSITE VISION, INC.

By:	/s/ Timothy Ruane
Name:	Timothy Ruane
Title:	Chief Executive Officer